Q 2 2 0 2 1 SHAREHOLDER LET TER

P E L O T O N Q 2 : 2 0 2 1 | 2 P E L O T O N I N T E R A C T I V E , I N C . SECOND QUARTER F Y 2021 HIGHLIGHTS All financial comparisons are on a year-over-year basis unless otherwise noted. • Q2 ending Connected Fitness Subscriptions grew 134% to approximately 1.67 million and paid Digital Subscriptions grew 472% to approximately 625,000; total Members grew to over 4.4 million • Q2 total revenue grew 128% to $1,064.8 million • Q2 Connected Fitness Subscription Workouts grew 303% to over 98.1 million, averaging 21.1 Monthly Workouts per Connected Fitness Subscription, versus 12.6 in the year- ago period • Q2 Average Net Monthly Connected Fitness Churn was 0.76%; Q2 12-month retention rate was 92% • Q2 Gross Margin was 39.9%; Connected Fitness Product Gross Margin was 35.3%, Subscription Gross Margin was 60.3%, and Subscription Contribution Margin was 65.3% • Q2 Net Income was $63.6 million, $0.18 per diluted share; Q2 Adjusted EBITDA was $116.9 million, representing an Adjusted EBITDA Margin of 11.0% • FY 2021 Q3 guidance: – 1.980 million ending Connected Fitness Subscriptions – Average Net Monthly Connected Fitness Churn under 0.75% – $1.10 billion total revenue – Gross profit margin of approximately 35% – $10 million Adjusted EBITDA • Revised Full FY 2021 guidance: – 2.275 million or more ending Connected Fitness Subscriptions – Average Net Monthly Connected Fitness Churn under 0.80% – $4.075 billion or more total revenue – Gross profit margin of approximately 39% – $300 million or more Adjusted EBITDA C O N N E C T E D F I T N E S S S U B S C R I P T I O N S 0 300 600 900 1,200 1,500 1,800 Q2Q1Q4Q3Q2Q1Q4Q3 457 511 563 712 886 1,091 1,334 1,667 FY 2020FY 2019 FY 2021 (in $ millions)(in thousands) (in thousands) 0 200 400 600 800 1,000 Q2Q1Q4Q3Q2Q1Q4Q3 316.7 223.3 228.0 466.3 524.6 607.1 757.9 1,064.8 FY 2020FY 2019 FY 2021 Q U A R T E R L Y T O T A L R E V E N U E Q U A R T E R L Y W O R K O U T S A V G . M O N T H L Y W O R K O U T S P E R S U B 0 20,000 40,000 60,000 80,000 100,000 Q2Q1Q4Q3Q2Q1Q4Q3 17,988 17,759 19,171 24,345 44,155 76,817 77,767 98,075 FY 2020FY 2019 FY 2021 FY 2020FY 2019 FY 2021 5 10 15 20 25 Q2Q1Q4Q3Q2Q1Q4Q3 13.9 12.0 11.7 12.6 17.7 24.7 21.120.7

P E L O T O N Q 2 : 2 0 2 1 | 3 Peloton Shareholders, We’re pleased to announce strong results for our second quarter. We continued to see robust demand for our connected fitness platform through the Holiday selling season, and Member engagement gains continue to validate our hardware, software, and content investments. Our new Peloton Tread officially debuted in the U.K. on December 26 and we look forward to extending distribution to additional geographies in the coming months. On December 21, 2020 we announced our agreement to purchase Precor, one of the world’s largest commercial fitness equipment providers. Precor has long been a leader in the commercial fitness industry and brings substantial domestic manufacturing capabilities and a deep bench of R&D and manufacturing talent to Peloton. With Precor we see an opportunity to accelerate our plan to produce Peloton products domestically and further enhance our consumer and commercial offerings. The ongoing COVID-19 pandemic continues to present a challenging operating landscape, and we continue to work to address long order-to-delivery timeframes. However, our supply chain investments over the last several months are helping us better match our supply and demand going forward. Our manufacturing output has significantly increased, and we’ve officially begun ramping up production at our new Shin Ji factory in Taiwan. Unfortunately, well-publicized West Coast port delays and COVID-related factors continue to present challenges to returning our delivery times to pre-pandemic levels. We are making substantial additional investments in the near-term to address our extended delivery times and are hopeful that an acceleration in vaccine distribution and the broader opening of our economy will provide a tailwind to our efforts over the coming months.

Turning to our operations, we ended the quarter with 1.67 million Connected Fitness Subscriptions, representing 134% year-over-year growth. Total revenue grew 128% to $1.06 billion for the quarter, driven by strong demand for our Connected Fitness Products and sustained low churn levels. Paid Digital Subscriptions grew 472% year-over-year to approximately 625,000. As with our most recent quarter, we saw significant operating efficiencies despite our ongoing investments in supply chain, R&D, and scaling our operations. Net income for the quarter was $63.6 million and Adjusted EBITDA was $116.9 million, or 11.0% Adjusted EBITDA Margin, compared to a year-ago margin of (6.1)%.

Total platform workouts (both Connected Fitness and Digital) grew to over 113 million in the quarter from 26 million in the year-ago quarter. In Q2, we recorded our largest single day of Member workouts (over 1.6 million).



14:43
PELOTON

PELOTON Q2: 2021 | 4

PELOTON
PILATES

QUARTER HIGHLIGHTS

Our global Content team was exceptionally busy in the quarter. In December, we introduced Peloton Pilates, an eagerly awaited series of 20 classes led by instructors Hannah Corbin, Emma Lovewell, Kristin McGee, Aditi Shah and Sam Yo. Members were thrilled and have taken over 1 million Pilates classes to date.

Seasonally themed content featured the debut of Gratitude Week, encompassing the Thanksgiving holiday, with 17 classes across 9 fitness disciplines, driving over 870,000 workouts. A perennial favorite among our Member base, our Annual Thanksgiving Day Turkey Burn live rides led by Robin Arzón and Alex Toussaint were our single largest live rides ever, with a combined live audience of over 88,000 Members. Another highlight of Gratitude Week was our first ever Live Fit Family class. We were also excited to launch a series of Pre/Postnatal classes led by Robin Arzón.

Heritage Months have become widely popular points of engagement on the Peloton platform. This quarter we celebrated LatinX/Hispanic Heritage Month, producing over 25 classes and driving over 330,000. This year we also extended our Heritage celebrations to our international markets, launching Black History Month in the U.K. and a series of Unification Rides hosted by our German instructors Irène Scholz and Erik Jäger.


·2020·

Gratitude Month


·2020·

Asian Heritage Month


·2020·

Women's History Month


·2020·

Pride Month

PELOTON Q2: 2021 | 5

PELOTON X BEYONCÉ

Beyoncé Collaboration Announcement

From the beginning, it's been clear that music is a critical component of the Peloton workout experience for our Members. Our music team is committed to providing the most compelling music experience in Connected Fitness, continuing to produce collaborations with artists and music rights holders to bring exclusive "only on Peloton" experiences to our Members. In Q2, we proudly announced our Beyoncé partnership with seven Beyoncé-themed classes. These classes drove over 1 million workouts in the quarter and included our largest live audiences to date for Yoga and Bike Bootcamp.

And, in another first for our Peloton Music team, this quarter we partnered with the Elvis Presley Estate and Sony Music to produce three original Elvis remixes featuring Big Boi, Dillon Francis and Chromeo. These remixes debuted exclusively on our platform, providing a unique music discovery experience for our Member base.

Other Artist Series launches in the quarter included Metallica, Outkast and—on Christmas Day—The Beatles. Overall, our Artist Series themed classes were taken over 3.6 million times in the quarter, with over 148,000 live class participants across ten fitness disciplines.


THE ELVIS REMIXES
BIG BOI · CHROMEO · DILLON FRANCIS
PELOTON APP

Peloton App The Elvis Remixes

PELOTON Q2: 2021 | 6

INTRODUCING
SESSIONS
LIMITED-TIME BETA TEST
8 Friends took it
30 min Pop Ride
TUNDE OYENEYIN
Yesterday @ 9:05 AM
Sessions BETA
35 in Session
Starting in 3:59
EXPLICIT
CLOSED CAPTIONS
Let's party!
97.2%
3,293 Ratings
7.4 /10
Difficulty
You'll need
POPULAR WITH
#WorkingMomsOfPeloton
#FeelGoodLookGood
#VibeCheck

"Sessions" beta test

We're also excited by the early results of our November "Sessions" beta test. Sessions offers Members the ability to take pre-recorded classes with a synchronized start time, providing Members with a live leaderboard experience and the ability to more easily schedule shared rides with other Peloton Community Members. Sessions represented our first platform-wide feature beta test, logging over 1.7 million workouts by 780,000 Members over just a three week period. After further refinements, we're looking forward to the relaunch of Sessions in the coming months.

As our international Member community grows, so too does our investment in foreign language content. This quarter, we were excited to announce the addition of two German language instructors: Mayla Wedekind and Cliff Dwenger. Based in London, Mayla and Cliff will lead cycling classes in both German and English.


MAYLA
PELOTON


CLIFF
PELOTON

PELOTON Q2: 2021 | 7

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

Connected Fitness Subscription growth remained strong, benefiting from sustained demand for our original Bike, new category-defining Bike+, and Tread+, despite lower than typical levels of Holiday marketing. As with last quarter, our extended order-to-delivery windows resulted in a significant carry-over of undelivered product into Q3 2021.

REVENUE

We generated total revenue of $1,064.8 million, representing 128% year-over-year growth. Connected Fitness segment revenue was $870.1 million, representing 124% year-over-year growth and 82% of total revenue. Though we're excited to announce that our new Peloton Tread commenced sales in the U.K. on December 26, these sales did not materially impact our reported revenue for the quarter.

Subscription revenue grew to $194.7 million, representing 152% year-over-year growth and 18% of total revenue, driven by strong Connected Fitness Product sales and continued low Average Net Monthly Connected Fitness Churn of 0.76%. Our Connected Fitness Subscription base climbed to 1.67 million at the end of Q2, representing year-over-year growth of 134%. As of December 31, 97% of our Connected Fitness Subscriptions were on month-to-month payment plans.

In Q2, Average Monthly Workouts per Connected Fitness Subscription was 21.1, representing 67% year-over-year growth. Users with Connected Fitness Subscriptions logged over 98.1 million workouts, up from 24.3 million workouts in the same period last year, representing 303% year-over-year growth.

REVENUE

$1,064.8 million

128% Y/Y

CONNECTED FITNESS REVENUE

$870.1 million

124% Y/Y

SUBSCRIPTION REVENUE

$194.7 million

152% Y/Y

CONNECTED FITNESS ACTIVITY

98.1 million workouts

303% Y/Y

PELOTON Q2: 2021 | 8

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

GROSS PROFIT

Gross profit in Q2 was $424.8 million and 39.9% of revenue, representing 115% year-over-year growth. Connected Fitness segment gross profit was $307.3 million in Q2, representing 102% year-over-year growth. Our Connected Fitness segment gross margin was 35.3%, a 385 basis point decline versus last year. Compared to the year-ago period, our Connected Fitness gross profit margin was primarily impacted by the recent Peloton Bike price reduction and expedited shipping costs.

Subscription gross profit was $117.5 million in Q2, representing 163% year-over-year growth. Subscription gross margin was 60.3%, up from 58.0% in the year-ago period. Subscription Contribution was $127.2 million in Q2, representing 156% year-over-year growth. Subscription Contribution Margin was 65.3%, versus the prior year at 64.4%. As with last quarter, we continued to leverage our fixed content production costs which were partially offset by the impact of higher Member engagement and the higher penetration of Peloton Digital Subscriptions.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation tables in the section titled "Key Operating Metrics and Non-GAAP Financial Measures—Non-GAAP Financial Measures."

GROSS PROFIT

$424.8 million

39.9% of revenue

CONNECTED FITNESS GROSS PROFIT

$307.3 million

35.3% of revenue

SUBSCRIPTION GROSS PROFIT

$117.5 million

60.3% of revenue

SUBSCRIPTION CONTRIBUTION

$127.2 million

65.3% of revenue

PELOTON Q2: 2021 | 9

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

OPERATING EXPENSES

Total operating expense was $366.0 million, and grew 41% year-over-year, representing 34.4% of total revenue versus the prior year period of 55.5%.

Sales and marketing expense was $177.4 million, and grew 11% year-over-year, representing 16.7% of total revenue versus the prior year period of 34.4%. In the quarter, we resumed a modest amount of paid holiday media support behind our new brand campaign, Peloton Digital and the launch of Bike+, though our spending remains restrained due to our ongoing inventory constraints.

General and administrative expense was $141.1 million, and grew 82% year-over-year, representing 13.2% of total revenue versus the prior year period of 16.6%. Year-over-year growth was driven by continued investment in our teams and systems.

Research and development expense was $47.5 million and grew 130% year-over-year, representing 4.5% of total revenue, versus the prior year period of 4.4%. Expense growth reflects increased investments behind people, new software features, and our hardware development pipeline.

TOTAL OPERATING EXPENSES

$366.0 million

34.4% of revenue

SALES AND MARKETING

$177.4 million

16.7% of revenue

GENERAL AND ADMINISTRATIVE

$141.1 million

13.2% of revenue

RESEARCH AND DEVELOPMENT

$47.5 million

4.5% of revenue

PELOTON Q2: 2021 | 10

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

PROFITABILITY

Net income for Q2 was $63.6 million versus a net loss of $(55.4) million in the same period last year. Q2 Adjusted EBITDA was $116.9 million representing an Adjusted EBITDA Margin of 11.0% versus the prior year period of (6.1)%. Basic and diluted earnings per share were $0.22 and $0.18, respectively.

BALANCE SHEET

We ended Q2 with $2.1 billion in cash, cash equivalents, and investments in marketable securities. We also have a $250.0 million revolving credit facility, which remains undrawn to-date.

Second quarter operating cash flow was $198 million. Capital expenditures were $70 million, the majority of which were related to our New York City headquarters, London Studios, retail footprint expansion, and Taiwan manufacturing facilities.

NET INCOME

$63.6 million

ADJUSTED EBITDA

$116.9 million

11.0% margin

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

$2.1 billion

PELOTON Q2: 2021 | 11

P E L O T O N Q 2 : 2 0 2 1 | 1 2 P E L O T O N I N T E R A C T I V E , I N C . Q3 AND FULL FISCAL YEAR 2021 BUSINESS OUTLOOK F Y 2 0 2 1 Q 3 G U I D A N C E • 1.980 million ending Connected Fitness Subscriptions • Average Net Monthly Connected Fitness Churn under 0.75% • $1.10 billion total revenue • Gross profit margin of approximately 35% • $10 million Adjusted EBITDA R E V I S E D F U L L F Y 2 0 2 1 G U I D A N C E • 2.275 million or more ending Connected Fitness Subscriptions • Average Net Monthly Connected Fitness Churn under 0.80% • $4.075 billion or more total revenue • Gross profit margin of approximately 39% • $300 million or more Adjusted EBITDA With many of our markets reaching record level COVID-19 cases and implementing new stay-at-home orders, we continue to see robust demand for our products. As a consequence, we are carrying a substantial number of deliveries into Q3. While we have significantly increased Bike and Bike+ production over the last several months, we remain inventory constrained with longer than acceptable wait times for the delivery of our products. To directly address this situation, we will be incrementally investing over $100 million in air freight and expedited ocean freight over the next six months in order to improve our order-to-delivery windows. While this investment will dampen our near-term profitability, improving our Member experience is our first priority. We expect $1.10 billion of revenue in Q3 and are raising our FY 2021 revenue outlook to $4.075 billion from $3.90 billion prior, driven by continued strong demand for our products and an improving inventory outlook as we progress through the balance of the year. Our revised forecast anticipates slow but steady progress in narrowing our order-to-delivery windows over the remainder of the fiscal year. For Q3, we expect Average Net Monthly Connected Fitness Churn to remain under 0.75% as we typically see strong Connected Fitness Product reactivations and high levels of Member engagement in Q3 driven by New Years resolutions and colder weather. For FY 2021, we expect Average Net Monthly Connected Fitness Churn to remain under 0.80% For Q3, we expect a Gross Margin of 35%, with Connected Fitness Product Gross Margin of 29% and a Subscription Contribution Margin of 64%. For FY 2021, we expect a Gross Margin of 39%, with Connected Fitness Product Gross Margin of 34% and a Subscription Contribution Margin of 65%. The primary driver of Connected Fitness Product year-over-year margin contraction is our $100 million+ of incremental expedited shipping investments to help get our products to our new Members as quickly as possible, as well as the September price reduction of our original Bike. Our guidance also reflects upward ocean freight pricing pressure. For our Subscription segment, we continue to realize year-over-year fixed content cost efficiencies, though these gains continue to be partially offset by higher year-over-year growth in engagement and a higher penetration of Digital Subscriptions which carry a lower gross margin. Though we have resumed some marketing spend, for the full fiscal year we expect to realize significant year-over-year leverage in sales and marketing expenses. Likewise, we expect year-over-year G&A expense as a percent of revenue to decline despite continued significant investments in scaling our organization with people and systems. Importantly, we have been able to significantly advance the hiring of product and software teams to accelerate software and product development and expect R&D to remain flat as a percentage of revenue, year-over-year. Due to the additional shipping costs and incremental G&A and R&D spend, we expect Q3 Adjusted EBITDA of $10 million, and we leave our FY 2021 Adjusted EBITDA guidance unchanged at $300 million or better. These investments are impacting our near term profitability, but we believe strongly that we can and must invest in our Member experience. These investments today will also allow us to resume marketing spend so that we can maintain our leadership in global connected fitness. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the second quarter in the reconciliation tables at the end of this letter.

P E L O T O N Q 2 : 2 0 2 1 | 1 3 P E L O T O N I N T E R A C T I V E , I N C . Q3 AND FULL FISCAL YEAR 2021 BUSINESS OUTLOOK and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to attract and retain our Connected Fitness and Digital Subscription base; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products, including our recently introduced products, Bike+ and Peloton Tread; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to maintain the value and reputation of the Peloton brand; a decrease in sales of our Bike; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve our objectives of strategic and operational initiatives; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our most recent Quarterly Report on Form 10-Q, and our other Securities and Exchange Commission (SEC) filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/ investor-relations and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward- looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward- looking statements. WEBCAST We will host a Q&A session at 5:00pm ET on Thursday, February 4th, 2021 to discuss our financial results. To participate in the live call, please dial 1 (877) 667-0469 (US / Canada) or 1 (346) 406-0807 (international) and provide conference ID 4754967. A live webcast of the call will be available at https://investor.onepeloton. com/investor-relations/ and will be archived on our site following the call. We want to thank our entire Peloton Family for all their hard work, especially our delivery, warehouse, and Member support teams who are working hard to service our Members during this extraordinary time. We continue to be inspired by the commitment of our growing Peloton community and remain dedicated to delivering the world’s leading connected fitness experience. Stay safe and well, Team Peloton SAFE HARBOR STATEMENT This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter of fiscal year 2021 and full fiscal year 2021, the expected benefits of our proposed transaction with Precor, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy and plans, including the pace that we scale our organization to meet high global demand for our products, the effectiveness of our investments in technology, content, manufacturing capabilities, supply chain, shipping, and operational systems and people initiatives, and our ability to narrow our order-to-delivery windows and decrease our substantial backlog of deliverables, our expectations regarding timing for the availability of our new Peloton Tread in various markets, and our objectives and future operations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks

PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

In addition to the measures presented in our interim condensed consolidated financial statements, we use the following key operational and business metrics and non-GAAP financial measures to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

		Three Months Ended December 31,		
		2020		2019
Ending Connected Fitness Subscriptions		1,667,223		712,005
Average Net Monthly Connected Fitness Churn		0.76%		0.74%
Total Workouts (in millions)		98.1		24.3
Average Monthly Workouts per Connected Fitness Subscription		21.1		12.6
Subscription Gross Profit (in millions)	$	117.5	$	44.7
Subscription Contribution (in millions) (1)	$	127.2	$	49.7
Subscription Gross Margin		60.3%		58.0%
Subscription Contribution Margin (1)		65.3%		64.4%
Net income (loss) (in millions)	$	63.6	$	(55.4)
Adjusted EBITDA (in millions) (2)	$	116.9	$	(28.4)
Adjusted EBITDA Margin (2)		11.0%		(6.1)%

(1) *Please see the section titled "Non-GAAP Financial Measures—Subscription Contribution and Subscription Contribution Margin" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution and Subscription Contribution Margin to be helpful metrics for investors.*

(2) Please see the section titled "Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of Net Income (Loss) to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.

CONNECTED FITNESS SUBSCRIPTIONS

Our ability to expand the number of Connected Fitness Subscriptions is an indicator of our market penetration and growth. We define a Connected Fitness Subscription as a person, household, or commercial property, such as a hotel or residential building, who has either paid for a subscription to a Connected Fitness Product (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or requested a "pause" to their subscription for up to 3 months. We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscription count.

AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscriptions. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscription cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscriptions in each month, divided by three months. This metric does not include data related to our Digital Subscriptions for Members who pay a monthly fee for access to our content library on their own devices.

PELOTON Q2: 2021 | 14

PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

TOTAL WORKOUTS AND AVERAGE MONTHLY WORKOUTS PER CONNECTED FITNESS SUBSCRIPTION

We review Total Workouts and Average Monthly Workouts per Connected Fitness Subscription to measure engagement, which is the leading indicator of retention for our Connected Fitness Subscriptions. We define Total Workouts as all workouts completed during a given period. We define a Workout as a Connected Fitness Subscription for Members either completing at least 50% of an instructor-led or scenic ride or run, or ten or more minutes of "Just Ride" or "Just Run" mode. We define Average Monthly Workouts per Connected Fitness Subscription as the Total Workouts completed in the quarter divided by the average number of Connected Fitness Subscriptions in each month, divided by three months.

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA Margin, Subscription Contribution, and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

PELOTON Q2: 2021 | 15

PELOTON INTERACTIVE, INC.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA Margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: other (income) expense, net; income tax (benefit); depreciation and amortization expense; stock-based compensation expense; transaction costs; certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that arise outside of the ordinary course of our business; and specific non-recurring costs associated with COVID-19. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31, *(dollars in millions)*		Six Months Ended December 31, *(dollars in millions)*	
	2020	**2019**	**2020**	**2019**
Net income (loss)	$ 63.6	$ (55.4)	$ 132.8	$ (105.2)
Adjusted to exclude the following:				
Other (income), net	(1.8)	(5.7)	(3.5)	(6.9)
Income tax (benefit)	(3.0)	(0.4)	(1.7)	(0.4)
Depreciation and amortization expense	12.8	10.1	24.2	17.2
Stock-based compensation expense	37.5	17.1	67.1	35.8
Litigation and settlement expenses	4.4	5.8	7.5	9.7
Other adjustment items (1)	3.4	0.1	9.4	0.3
Adjusted EBITDA	$ 116.9	$ (28.4)	$ 235.8	$ (49.4)
Adjusted EBITDA margin	11.0%	(6.1)%	12.9%	(7.1)%

(1) *Includes incremental costs associated with COVID-19 of zero and $5.9 million, respectively, and transaction costs of $3.4 million for each of the three and six months ended December 31, 2020, respectively, and $0.1 million and $0.3 million of transaction costs for the three and six months ended December 31, 2019, respectively.*

PELOTON Q2: 2021 | 16

PELOTON INTERACTIVE, INC.

SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscription base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31, *(dollars in millions)*		Six Months Ended December 31, *(dollars in millions)*	
	2020	**2019**	**2020**	**2019**
Subscription Revenue	$ 194.7	$ 77.1	$ 351.2	$ 144.3
Less: Cost of Subscription	77.2	32.4	142.2	61.9
Subscription Gross Profit	$ 117.5	$ 44.7	$ 209.0	$ 82.4
Subscription Gross Margin	60.3%	58.0%	59.5%	57.1%
Add back:				
Depreciation and amortization expense	$ 4.6	$ 3.8	$ 9.0	$ 7.5
Stock-based compensation expense	5.1	1.2	9.5	2.2
Subscription Contribution	$ 127.2	$ 49.7	$ 227.6	$ 92.0
Subscription Contribution Margin	65.3%	64.4%	64.8%	63.8%

PELOTON Q2: 2021 | 17

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

ASSETS		12/31/2020 UNAUDITED		06/30/2020
Current assets:				
Cash and cash equivalents	$	1,248.4	$	1,035.5
Marketable securities		862.1		719.5
Accounts receivable, net		54.1		34.6
Inventories, net		522.8		244.5
Prepaid expenses and other current assets		172.6		124.5
Total current assets		2,860.0		2,158.6
Property and equipment, net		405.1		242.3
Intangible assets, net		38.9		16.0
Goodwill		40.8		39.1
Restricted cash		1.5		1.5
Operating lease right-of-use assets, net		537.6		492.5
Other assets		26.5		31.8
Total assets	$	3,910.5	$	2,981.8

LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable and accrued expenses	$	721.4	$	361.7
Customer deposits and deferred revenue		611.0		363.6
Operating lease liabilities, current		41.7		33.1
Other current liabilities		10.2		13.9
Total current liabilities		1,384.4		772.2
Operating lease liabilities, non-current		577.5		508.2
Other non-current liabilities		20.2		23.4
Total liabilities		1,982.1		1,303.8
Commitments and contingencies				
Stockholders' equity				
Common stock, *$0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 263,239,900 and 237,518,574 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 31,033,183 and 50,538,538 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively.*		—		—
Additional paid-in capital		2,472.7		2,361.8
Accumulated other comprehensive income		16.6		10.1
Accumulated deficit		(561.0)		(693.9)
Total stockholders' equity		1,928.3		1,678.0
Total liabilities and stockholders' equity	$	3,910.5	$	2,981.8

PELOTON Q2: 2021 | 18

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

UNAUDITED *(in millions, except share and per share amounts)*

	Three Months Ended December 31,		Six Months Ended December 31,	
	2020	2019	2020	2019
Revenue:				
Connected Fitness Products	$ 870.1	$ 389.1	$ 1,471.5	$ 550.0
Subscription	194.7	77.1	351.2	144.3
Total revenue	1,064.8	466.3	1,822.7	694.3
Cost of revenue: (1)(2)				
Connected Fitness Products	562.8	236.7	927.0	330.1
Subscription	77.2	32.4	142.2	61.9
Total cost of revenue	640.0	269.1	1,069.2	392.1
Gross profit	424.8	197.1	753.5	302.2
Operating expenses:				
Sales and marketing (1)(2)	177.4	160.5	292.1	238.1
General and administrative (1)(2)	141.1	77.5	249.7	138.5
Research and development (1)(2)	47.5	20.7	84.1	38.1
Total operating expenses	366.0	258.7	625.8	414.6
Income (loss) from operations	58.8	(61.5)	127.7	(112.4)
Other income, net:				
Interest income, net	1.9	5.9	4.3	7.1
Other expense, net	(0.1)	(0.1)	(0.9)	(0.2)
Total other income, net	1.8	5.7	3.5	6.9
Income (loss) before provision for income taxes	60.6	(55.8)	131.2	(105.5)
Income tax benefit	(3.0)	(0.4)	(1.7)	(0.4)
Net Income (loss)	$ 63.6	$ (55.4)	$ 132.8	$ (105.2)
Net income (loss) attributable to Class A and Class B common stockholders	$ 63.6	$ (55.4)	$ 132.8	$ (105.2)
Net income (loss) per share attributable to common stockholders, basic	$ 0.22	$ (0.20)	$ 0.46	$ (0.66)
Net income (loss) per share attributable to common stockholders, diluted	$ 0.18	$ (0.20)	$ 0.39	$ (0.66)
Weighted-average Class A and Class B common shares outstanding, basic	292,462,184	279,974,823	290,591,037	159,214,343
Weighted-average Class A and Class B common shares outstanding, diluted	347,886,695	279,974,823	344,994,314	159,214,343
Other comprehensive income (loss):				
Net unrealized losses on marketable securities	$ (1.3)	$ (0.2)	$ (2.6)	$ (0.2)
Change in foreign currency translation adjustment	5.3	4.7	9.1	3.4
Total other comprehensive income	4.0	4.5	6.5	3.1
Comprehensive income (loss)	$ 67.5	$ (50.9)	$ 139.4	$ (102.0)

PELOTON Q2: 2021 | 19

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (CONTINUED)

UNAUDITED *(in millions, except share and per share amounts)*

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Six Months Ended December 31,	
	2020	2019	2020	2019
Cost of revenue				
Connected Fitness Products	$ 2.0	$ 0.5	$ 3.5	$ 0.7
Subscription	5.1	1.2	9.5	2.2
Total cost of revenue	7.1	1.6	13.0	2.9
Sales and marketing	4.6	2.0	8.0	3.6
General and administrative	21.2	11.2	37.8	24.6
Research and development	4.6	2.4	8.2	4.7
Total stock-based compensation expense	$ 37.5	$ 17.1	$ 67.1	$ 35.8

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended December 31,		Six Months Ended December 31,	
	2020	2019	2020	2019
Cost of revenue				
Connected Fitness Products	$ 1.6	$ 0.8	$ 2.9	$ 1.3
Subscription	4.6	3.8	9.0	7.5
Total cost of revenue	6.2	4.6	11.8	8.8
Sales and marketing	3.3	2.2	6.2	3.8
General and administrative	2.0	3.2	4.8	4.5
Research and development	1.3	0.1	1.4	0.1
Total depreciation and amortization expense	$ 12.8	$ 10.1	$ 24.2	$ 17.2

PELOTON Q2: 2021 | 20

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED *(in millions)*

	Six Months Ended December 31, 2020	2019
Cash Flows from Operating Activities:		
Net income (loss)	$ 132.8	$ (105.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization expense	24.2	17.2
Stock-based compensation expense	67.1	35.8
Non-cash operating lease expense	28.2	21.4
Amortization of premium from marketable securities	3.5	(0.5)
Other non-cash items	2.3	—
Changes in operating assets and liabilities:		
Accounts receivable	(18.0)	23.8
Inventories	(273.0)	(94.2)
Prepaid expenses and other current assets	(35.2)	(12.5)
Other assets	0.7	(8.1)
Accounts payable and accrued expenses	331.9	98.0
Customer deposits and deferred revenue	245.7	68.3
Operating lease liabilities, net	4.1	(17.5)
Other liabilities	(3.9)	6.7
Net cash provided by operating activities	510.5	33.2
Cash Flows from Investing Activities:		
Purchases of marketable securities	(449.1)	(973.1)
Maturities of marketable securities	300.6	141.5
Sales of marketable securities	—	55.4
Cash paid for cost method investment	(0.1)	—
Purchases of property and equipment	(119.4)	(45.3)
Capitalization of internal-use software costs	(0.7)	(3.4)
Business combination, net of cash acquired	—	(45.9)
Asset acquisitions, net of cash acquired	(78.1)	—
Net cash used in investing activities	(346.7)	(870.8)
Cash Flows from Financing Activities:		
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	1,195.7
Proceeds from employee stock purchase plan withholdings	7.2	2.0
Proceeds from exercise of stock options	53.3	4.2
Taxes withheld and paid on employee stock awards	(16.5)	—
Principal repayments of finance leases	(0.5)	—
Net cash provided by financing activities	43.6	1,201.9
Effect of exchange rate changes	5.5	7.1
Net change in cash, cash equivalents, and restricted cash	212.9	371.4
Cash, cash equivalents and restricted cash — Beginning of period	1,037.0	163.0
Cash, cash equivalents and restricted cash — End of period	$ 1,249.9	$ 534.4
Supplemental Disclosures of Cash Flow Information:		
Cash paid for interest	$ 0.3	$ —
Cash paid for income taxes	$ 1.3	$ —
Supplemental Disclosures of Non-Cash Investing and Financing Information:		
Conversion of convertible preferred stock to common stock	$ —	$ 941.1
Property and equipment accrued but unpaid	$ 47.2	$ 7.7
Stock-based compensation capitalized for software development costs	$ 1.8	$ 0.9

PELOTON Q2: 2021 | 21